Exhibit 10.17

AMENDMENT AGREEMENT

      This Amendment Agreement ("Agreement") is entered into as of the 29th day of March, 2004, by and among PENNICHUCK CORPORATION, a New Hampshire corporation with a principal place of business at 4 Water Street, Nashua, New Hampshire 03060 (the "Borrower"), PENNICHUCK WATER WORKS, INC., a New Hampshire corporation with a principal place of business at 4 Water Street, Nashua, New Hampshire 03060 ("PWW"), THE SOUTHWOOD CORPORATION, a New Hampshire corporation with a principal place of business at 4 Water Street, Nashua, New Hampshire 03060 ("Southwood") and PENNICHUCK WATER SERVICE CORPORATION, a New Hampshire corporation with a principal place of business at 4 Water Street, Nashua, New Hampshire 03060 ("PWSC") (PWW, Southwood and PWSC are referred to individually and collectively as the "Guarantor"), and FLEET NATIONAL BANK, a national bank organized under the laws of the United States with a place of business at 1155 Elm Street, Manchester, New Hampshire 03101.

W I T N E S S E T H :

      WHEREAS, the Bank and the Borrower entered into a Loan Agreement dated October 2, 1991 establishing a Revolving Line of Credit Loan (the "Loan" or the "Line of Credit") in the amount up to $2,500,000 in favor of the Borrower, as amended and modified by agreements dated on or about June 4, 1993, March 23, 1994, May 4, 1995, July 31, 1996, March 18, 1998 and August 24, 1999 (the "Loan Agreement");

      WHEREAS, PWW executed a Limited Guaranty Agreement dated as of March 23, 1994, as amended and ratified, in which it guaranteed the payment of the Loan as governed by and limited in said Limited Guaranty Agreement (the "Limited Guaranty Agreement");

      WHEREAS, the parties have executed certain documents and instruments in connection with the Loan (collectively the "Loan Documents"); and

      WHEREAS, the Borrower, the Guarantor and the Bank have agreed to amend the Loan Documents to, among other things, (i) increase the maximum principal amount available under the Line of Credit; (ii) extend the next Renewal Date for the Line of Credit to April 8, 2005; (iii) modify certain financial covenants; (iv) provide for guarantees from the Borrower's subsidiaries, Southwood and PWSC, under the Loan Documents; and (v) amend the Loan Documents in certain other respects.

      NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements therein contained, the receipt and adequacy of which is hereby acknowledged, the parties covenant, stipulate and agree as follows:

1. Representations and Warranties of the Borrower and the Guarantor. Each of the Borrower and the Guarantor represents and warrants to the Bank as follows:

(a) The representations, warranties and covenants of the Borrower and the Guarantor made in the Loan Documents remain true and accurate and are hereby reaffirmed as of the date hereof.

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      (b)  Each of the Borrower and the Guarantor has performed, in all material respects, all obligations to be performed by it to date under the Loan Documents and no event of default exists thereunder.

      (c)  Each of the Borrower and the Guarantor is a corporation duly organized, qualified and existing in good standing under the laws of the State of New Hampshire and is duly qualified to do business in all jurisdictions in which the character of the property owned by or the nature of its activities causes such qualification to be necessary.

      (d)  The execution, delivery and performance of this Agreement and the documents relating hereto (the "Amendment Documents") are within the power of the Borrower and the Guarantor and are not in contravention of law, of either of the Borrower's or the Guarantor's Articles of Incorporation, By-laws or the terms of any other documents, agreements or undertaking to which either the Borrower or the Guarantor is a party or by which either the Borrower or the Guarantor is bound. No approval of any person, corporation, governmental body or other entity not provided herewith is a prerequisite to the execution, delivery and performance by the Borrower or the Guarantor of the Amendment Documents or any of the documents submitted to the Bank in connection with the Amendment Documents, or upon execution by the Bank to ensure the validity or enforceability thereof.

      (e)  When executed on behalf of the Borrower and the Guarantor, the Amendment Documents will constitute the legally binding obligations of the Borrower and the Guarantor, enforceable in accordance with their terms; provided, that the enforceability of any provisions in the Amendment Documents, or of any rights granted to the Bank pursuant thereto may be subject to and affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and that the right of the Bank to specifically enforce any provisions of the Amendment Documents is subject to general principles of equity.

2. Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:

      (a)  The Loan Agreement is hereby amended by deleting the amount "Two Million Five Hundred Thousand Dollars ($2,500,000)" appearing in the fifth and sixth lines of Article IIA and replacing the amount with "Six Million Five Hundred Thousand Dollars ($6,500,000)."

      (b)  The phrase "June 30, 2001" appearing in the tenth and eleventh lines of Article II C of the Loan Agreement is hereby deleted and replaced with "April 8, 2005".

      (c)  Article VIII of the Loan Agreement is hereby amended by inserting the following new Paragraph O at the end of said Article VIII:

"O.  The Borrower hereby agrees to maintain or achieve those certain financial covenants, ratios or measures as set forth in Section 4.18 of Article IV of a certain Loan Agreement dated April 8, 1998, as amended and as it may hereafter be amended, by and among the Borrower, Pennichuck East Utility, Inc. and the Bank (the "1998 Loan Agreement"). The terms of Section 4.18 of Article IV of said 1998 Loan Agreement are herein incorporated by reference."

(d) Paragraph A of Article XII of the Loan Agreement is hereby amended by deleting the first and second sentences thereof and replacing them with the following:

"This Agreement and the Loan Documents together are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement

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and Loan Document. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in the Loan Documents. The Loan Documents may not be amended or modified except by a written instrument describing such amendment or modification executed by Borrower and Bank."

(e) Paragraph R of Article XII of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

R.  Payments. (1) All payments required under this Agreement, the Note or any other Loan Documents shall be made by the Borrower to the Bank at 1155 Elm Street, Manchester, New Hampshire or such other place as the Bank may from time to time specify in writing in lawful currency of the United States of America in immediately available funds, without counterclaim, or setoff and free and clear of, and without any deduction or withholding for any taxes or other payments.

(2)  The Following Business Day Convention shall be used to adjust any relevant date if that date would otherwise fall on a day that is not a Business Day. For the purposes herein, the term Following Business Day Convention shall mean that an adjustment will be made if any relevant date would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day. "Business Day" means, in respect of any date that is specified in this Loan Agreement or any Loan Document to be subject to adjustment in accordance with the Following Business Day Convention, a day on which commercial banks settle payments in (i) London, if the payment obligation is calculated by reference to the LIBOR Rate, or (ii) New York, if payment obligation is calculated by reference to Prime Rate or COF Rate. All payments under any Loan Documents hereunder shall be adjusted in accordance with the Following Business Day Convention.

(3)  All payments under the Loan Documents shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after demand with regard to the Line of Credit, payments will be applied to the obligations of Borrower to Bank as Bank determines in its sole discretion."

(f) Paragraph T of Article XII of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"This Agreement and the Loan Documents shall be construed and their provisions interpreted under and in accordance with the laws of the State of New Hampshire (excluding the laws applicable to conflicts or choice of law). The Borrower and the Guarantor, to the extent they may legally do so, hereby consent to the jurisdiction of the courts of the State of New Hampshire and the United States District Court for the State of New Hampshire, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts for the purpose of any suit, action or other proceeding arising out of any of their obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have to venue in any such courts. THE BORROWER, THE GUARANTOR AND THE BANK MUTUALLY

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HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, ENHANCED COMPENSATORY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER AND THE GUARANTORS CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN."

      (g)  Cross Payout. The parties hereto expressly acknowledge and agree that Borrower's obligations to the Bank with respect to the Line of Credit are coterminous with the Borrower's obligations under the 1998 Loan Agreement and related loan documents. If the Borrower ceases to maintain its obligations to the Bank under the 1998 Loan Agreement and the related loan documents or the Borrower chooses to change its primary banking relationship to a bank other than the Bank, then all amounts due under the Line of Credit as well as all other loans and other extensions of credit from the Bank to the Borrower shall be immediately due and payable in full. If the Borrower ceases to maintain its obligations to the Bank under the Loan Agreement and the related loan documents or the Borrower chooses to change its primary banking relationship to a bank other than the Bank, then all amounts due under the 1998 Loan Agreement and the related loan documents as well as all other loans and other extensions of credit from the Bank to the Borrower shall be immediately due and payable in full.

      3.  Amendment to Amended and Restated Revolving Credit Promissory Note. The Amended and Restated Revolving Promissory Note dated March 23, 1994, as amended, made payable by the Borrower to the Bank in the principal amount of $2,500,000 (the "Note") is hereby further amended as follows:

      (a)  The maximum principal amount of the Note is hereby increased to Six Million Five Hundred Thousand Dollars ($6,500,000).

      (b)   The seventh and eighth paragraphs of the Note (as modified by amendment dated March 18, 1998) are hereby deleted and replaced with the following:

"LIBOR RATE" shall mean the rate per annum as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to the applicable LIBOR Rate Interest Period, which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of such LIBOR Rate Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the

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LIBOR Rate shall be the rate (rounded upwards, if necessary, to the nearest one hundred thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Rate Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Loan as selected by Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Banking Days preceding the first day of such LIBOR Rate Interest Period. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR Rate cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank then for any period during which such Reserve Percentage shall apply, LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D. Banking Day shall mean, in respect of any city, any day on which commercial banks are open for business in that city."

      (c)  The phrase "two percent (2%)" appearing in the second full paragraph on page four of the Note is hereby deleted and replaced by "four percent (4%)".

      (d)  All other terms and conditions of the Note except as amended hereby, are ratified and confirmed.

      4.  Guarantor Consent. By execution hereof, the Guarantor consents to this Agreement and the transactions contemplated hereby and acknowledges and agrees that its guaranty under the Limited Guaranty Agreement applies to all amounts advanced or to be advanced under the Loan Agreement, the Note and all Loan Documents, as amended, in accordance with the terms of the Limited Guaranty Agreement. Southwood and PWSC hereby agree to execute a Guaranty Agreement in favor of the Bank substantially in the form attached hereto as Exhibit A (collectively, the "Subsidiary Guaranties").

      5.  Conditions Precedent. The obligations of the Bank hereunder are subject to delivery by the Borrower and the Guarantor to the Bank of this Agreement, the Subsidiary Guaranties and all other documents set forth on the Closing Agenda attached hereto as Exhibit B.

      6.  Loan Documents. The Borrower and the Guarantor shall deliver this Agreement to the Bank and this Agreement shall be included in the term "the Loan Documents" in the Loan Agreement. The collateral granted to the Bank therein, including without limitation, the Limited Guaranty Agreement, shall continue to secure the Loan as set forth in the Loan Documents, as amended hereby.

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      7.  Future References. All references to the Loan Documents shall hereinafter refer to such documents as amended.

      8.  Continuing Effect. The provisions of the Loan Document, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

      9.  General. (a) The Borrower and the Guarantor shall execute and deliver such additional documents and do such other acts as the Bank may reasonably require to implement the intent of this Agreement fully.

      (b)  The Borrower shall pay all costs and expenses, including, but not limited to, attorneys' fees incurred by the Bank in connection with this Agreement. The Bank, at its option, but without any obligation to do so, may advance funds to pay any such costs and expenses that are the obligation of the Borrower and all such funds advanced shall bear interest at the highest rate provided in the Loan Documents.

      (c)  This Agreement may be executed in several counterparts by the Borrower, the Bank and any obligor or guarantor of the Loan Agreement, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the Bank, the Borrower and the Guarantor have executed this agreement by their duly authorized officers as of the date set forth above.

FLEET NATIONAL BANK

/s/ Camille Holton DiCroce	By:	/s/ John B. DeBaun

Witness		John B. DeBaun, Its Duly Authorized Vice President

PENNICHUCK CORPORATION

/s/ John B. DeBaun	By:	/s/ Charles J. Staab

Witness		Charles J. Staab, Its Duly Authorized Vice President

PENNICHUCK WATER WORKS, INC.

/s/ John B. DeBaun	By:	/s/ Charles J. Staab

Witness		Charles J. Staab, Its Duly Authorized Vice President

THE SOUTHWOOD CORPORATION

/s/ John B. DeBaun	By:	/s/ Charles J. Staab

Witness		Charles J. Staab, Its Duly Authorized Vice President

PENNICHUCK WATER SERVICE CORPORATION

/s/ John B. DeBaun	By:	/s/ Charles J. Staab

Witness		Charles J. Staab, Its Duly Authorized Vice President

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